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                                EXHIBIT 10(a)(2)

First Amendment to The O.M. Scott & Sons Company Excess Benefit Plan, effective as of January 1, 1998




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                               FIRST AMENDMENT TO
                          THE O.M. SCOTT & SONS COMPANY
                               EXCESS BENEFIT PLAN


         WHEREAS, The Scotts Company (the "Company") sponsors The O.M. Scott & Sons Company Excess Benefit Plan (the "Excess Plan"); and

         WHEREAS, the Excess Plan provides benefits which cannot be provided under The Scotts Company Associates' Pension Plan (the "Pension Plan") due to the limits in Code Section 415 and Section 417(a)(17); and

         WHEREAS, the Pension Plan was frozen effective as of December 31, 1997; and

         WHEREAS, no additional benefits have accrued under the Excess Plan after December 31, 1997, due to the freeze of the Pension Plan; and

         WHEREAS, the Company wants to amend the Excess Plan to provide additional benefits to certain individuals; and

         NOW THEREFORE, effective as of January 1, 1998, the Excess Plan is amended as follows:

1. The definition of "Participant" in Section 1 of the Excess Plan is amended to provide:

         "PARTICIPANT" means an individual named in Section 3.1 or a corporate officer and/or member of the executive team of an Employer who begins participation in the Plan under Section 2.

2. Section 3.1 of the Excess Plan is amended by the addition of the following paragraphs (a) and (b):

         (a) If greater than the benefit provided under the preceding paragraph, Craig D. Walley and Paul E. Yeager (or their Beneficiaries) shall each receive, in lieu of the benefit provided under the preceding paragraph, a benefit equal to:

                  (i) the amount that would have been payable to the individual (or his Beneficiary) under the Base Plan assuming the individual is credited with service to the date listed and without regard to:

                           (A)      the Base Plan Limit; and
                           (B)      the freeze of the Base Plan as of
                                    December 31, 1997; less

                  (ii)     the amount paid under the Base Plan.

                    NAME                      DATE              ASSOCIATE NUMBER          SOCIAL SECURITY NUMBER
                    ----                      ----              ----------------          ----------------------



                    Craig D. Walley           5/31/98           Assoc. #                  SS #

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

                    Paul E. Yeager            5/31/98           Assoc. #                  SS #

         (b) William F. O'Neil (or his Beneficiary) shall receive a benefit equal to:

                  (i) the amount that would have been payable to Mr. O'Neil (or his Beneficiary) under the Base Plan assuming he is credited with service to 3/31/98 and without regard to the freeze of the Base Plan as of December 31, 1997; less

                  (ii)     the amount paid under the Base Plan.

         IN WITNESS WHEREOF, the Company has caused this Amendment to be executed as of the 1 day of AUGUST, 1998.


                                    THE SCOTTS COMPANY



                                    By:  /s/ Rosemary L. Smith
                                        -------------------------------
                                         Rosemary L. Smith,
                                         Vice President - Human Resources and
                                         Member of the Administrative Committee






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